UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

Clenergen Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Bath House
8 Chapel Place
London EC2A 3DQ
United Kingdom	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 2077390028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

We, Clenergen Corporation, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Vastani Trading Limited (“Vastani”) on May 14, 2010.  The Securities Purchase Agreement contemplated our sale to Vastani of (x) a Promissory Note (the “Note”) in the principal amount of $250,000 and (y) common stock purchase warrants (the “Original Warrants”) to purchase up to 1 million shares of our common stock.  The total consideration for the Note and Original Warrants was $250,000.  We consummated the sale later on May 14, 2010.

The Note matures on August 14, 2010 and bears interest at the rate of 24% per annum.  If we fail to satisfy the Note in full on or prior to its maturity date, we would be obligated to issue to Vastani warrants (the “Additional Warrants”) to purchase 100,000 additional shares of our common stock for each month or portion thereof that the Note is not satisfied in full.  The Original Warrants are exercisable through May 13, 2014 and have an exercise price per share of $0.686 (which is 70% of the closing market price of our common stock on the trading date immediately preceding the date of the sale of the Note and Original Warrants).  Each set of Additional Warrants, if issued, will have an expiration date of the fourth anniversary of their issuance and have an exercise price per share equal to 70% of the closing market price of our common stock on the date of their issuance.

We believe that the issuance of the Warrants was, and any issuance of shares of our common stock upon exercise of the Original Warrants will be, exempt from the registration requirements of the Securities Act by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the issuance of the Original Warrants, along with any issuance of the underlying shares, was conducted in a transaction not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit
Number	Exhibit Description
10.1	Securities Purchase Agreement, dated as of May 14, 2010, between Clenergen Corporation and Vastani Trading Limited.
10.2	Promissory Note of Clenergen Corporation, dated May 14, 2010, payable to Vastani Trading Limited and in the principal amount of $250,000.
10.3	Warrant Certificate, dated as of May 14, 2010, evidencing the ownership by Vastani Trading Limited of 1 million common stock purchase warrants of Clenergen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2010	Clenergen Corporation

	By:	/s/ Mark L.M. Quinn
Mark L.M. Quinn
Chief Executive Officer